UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2015

Danaher Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08089	59-1995548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W Washington, D.C.		20037-1701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 202-828-0850

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Multiyear and 364-Day Revolving Credit Facilities

On July 10, 2015, Danaher Corporation (“Danaher”) replaced its existing $2.5 billion unsecured, multiyear revolving credit facility with an amended and restated $4.0 billion unsecured, multiyear revolving credit facility (the “5-Year Credit Facility”) with Bank of America, N.A., as Administrative Agent, and a syndicate of lenders from time to time party thereto. The 5-Year Credit Facility expires on July 10, 2020, subject to a one-year extension option at the request of Danaher and with the consent of the lenders. The 5-Year Credit Facility also contains an expansion option permitting Danaher to request an increase of up to an aggregate additional $1.0 billion from lenders that elect to make such increase available, upon the satisfaction of certain conditions. The description of the Credit Agreement with respect to the 5-Year Credit Facility (the “5-Year Credit Agreement”) set forth herein is qualified in its entirety by reference to the full text of the 5-Year Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

On July 10, 2015, Danaher also entered into a new $7.0 billion 364-day revolving credit facility (the “364-Day Credit Facility” and, together with the 5-Year Credit Facility, the “Credit Facilities”) with Citibank, N.A., as Administrative Agent, and a syndicate of lenders from time to time party thereto. The 364-Day Credit Facility expires on July 8, 2016 (the “Scheduled Termination Date”). Danaher may elect, upon the payment of a fee equal to 0.75% of the principal amount of the loans then outstanding and, upon the satisfaction of certain conditions, to convert any loans outstanding on the Scheduled Termination Date into term loans that are due and payable one year following the Scheduled Termination Date. The description of the Credit Agreement with respect to the 364-Day Credit Facility (the “364-Day Credit Agreement” and, together with the 5-Year Credit Agreement, the “Credit Agreement”) set forth herein is qualified in its entirety by reference to the full text of the 364-Day Credit Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

Borrowings under the 5-Year Credit Facility bear interest as follows: (1) Eurocurrency Rate Committed Loans (as defined in the 5-Year Credit Agreement) bear interest at a variable rate equal to the London inter-bank offered rate plus a margin of between 65.0 and 112.5 basis points, depending on Danaher’s long-term debt credit rating; (2) Base Rate Committed Loans and Swing Line Loans (each as defined in the 5-Year Credit Agreement) bear interest at a variable rate equal to the highest of (a) the Federal funds rate (as published by the Federal Reserve Bank of New York from time to time) plus 1/2 of 1%, (b) Bank of America’s prime rate as publicly announced from time to time and (c) the Eurocurrency Rate (as defined in the 5-Year Credit Agreement) plus 1%, plus in each case a margin of up to 12.5 basis points depending on Danaher’s long-term debt credit rating; and (3) Bid Loans (as defined in the 5-Year Credit Agreement) bear interest at the rate bid by the particular lender providing such loan. In addition, Danaher is required to pay a per annum facility fee of between 4.0 and 12.5 basis points (depending on Danaher’s long-term debt credit rating) based on the aggregate commitments under the 5-Year Credit Facility, regardless of usage.

Borrowings under the 364-Day Facility bear interest as follows: (1) Eurodollar Rate Loans (as defined in the 364-Day Credit Agreement) bear interest at a variable rate per annum equal to the London inter-bank offered rate plus 71.0 basis points; and (2) Base Rate Loans (as defined in the 364-Day Credit Agreement) bear interest at a variable rate per annum equal to the highest of (a) the Federal funds rate (as published by the Federal Reserve Bank of New York from time to time) plus 1/2 of 1%, (b) Citibank’s prime rate as publicly announced from time to time and (c) the Eurodollar Rate (as defined in the 364-Day Credit Agreement) plus 1%. In addition, Danaher is required to pay a per annum facility fee of 4.0 basis points based on the aggregate commitments under the 364-Day Credit Facility, regardless of usage.

The Credit Facilities require Danaher to maintain a consolidated leverage ratio (as defined in the respective Credit Agreement) of 0.65 to 1.00 or less. Borrowings under the Credit Facilities are prepayable at Danaher’s option in whole or in part without premium or penalty.

Danaher’s obligations under the Credit Facilities are unsecured. Danaher has unconditionally and irrevocably guaranteed the obligations of each of its subsidiaries in the event a subsidiary is named a borrower under either Credit Facility. Each Credit Agreement contains customary representations, warranties, conditions precedent, events of default, indemnities and affirmative and negative covenants, including covenants that, among other things, restrict the ability of Danaher and certain of its subsidiaries to: incur liens; sell or otherwise dispose of all or substantially all of Danaher’s or any subsidiary borrower’s assets; enter into certain mergers or consolidations; and use proceeds of borrowings under the Credit Facilities for other than permitted uses. These covenants are subject to a number of important exceptions and qualifications. Certain changes of control with respect to Danaher would constitute an event of default under the Credit Facilities.

Danaher intends to use the Credit Facilities for liquidity support for Danaher’s expanded U.S. and Euro commercial paper programs and for general corporate purposes. Danaher intends to use proceeds from the issuance of short-term commercial paper notes to fund a portion of the purchase price for the acquisition of Pall Corporation.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Credit Agreement, dated as of July 10, 2015, among Danaher Corporation, certain of its subsidiaries party thereto, Bank of America, N.A., as Administrative Agent and a Swing Line Lender, and the lenders referred to therein.

10.2	Credit Agreement, dated as of July 10, 2015, among Danaher Corporation, certain of its subsidiaries party thereto, Citibank, N.A., as Administrative Agent, and the lenders referred to therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

Date: July 10, 2015	By:	/s/ Daniel L. Comas
Name: Daniel L. Comas Title: Executive Vice President and Chief Financial Officer